#58W - December 5, 2014                        Contact:    Roger Schrum
+843-339-6018
roger.schrum@sonoco.com

Sonoco Details Financial Targets and Strategic Priorities
2014 Base EPS Expected to Achieve Record $2.51 or Slightly Higher
2015 Base EPS Estimate Established at Record Range of $2.63 to $2.73
Free Cash Flow Estimated at $154 Million in 2015

HARTSVILLE, S.C., U.S. - Sonoco (NYSE: SON) President and Chief Executive Officer Jack Sanders and members of the Company’s senior leadership team today provided the investment community in New York with an overview of the Company’s financial outlook and strategic priorities.

Company Expects 2014 Base EPS to Exceed Previous Guidance; Record 2015 Outlook Targeted
Sonoco expects fourth quarter and full-year 2014 base earnings to be at the high end or slightly higher than the Company’s previously announced guidance of $.59 to $.64 and $2.46 to $2.51 per diluted share, respectively. Last year, the Company reported fourth quarter and full-year 2013 base earnings of $.58 and $2.30 per diluted share. Base earnings and base earnings per diluted share are non-GAAP financial measures adjusted to remove restructuring charges, asset impairment charges, acquisition expenses and other items, if any, the exclusion of which the Company believes improves comparability and analysis of the underlying financial performance of the business.

“We are pretty optimistic as we close the book on what will be a record performance in 2014. The start to the fourth quarter has been very encouraging, particularly in our consumer-related businesses, and now we believe we should achieve or exceed the high end of our guidance for the quarter and 2014, including some recovery of excess costs associated with a previously mentioned flexible packaging material issue,” said Sanders, noting the Company’s previous record base earnings was $2.38 in 2007. “This would be the second year in a row we have achieved our base earnings target and it is a pattern we want to continue.”

Commenting on 2014’s performance, Sanders said, “Our efforts to change Sonoco for the better are allowing us to deliver on our commitments. Through the first nine months of 2014, sales, gross profits and base earnings are running at record levels, with base earnings up 9 percent. We are very pleased with the solid improvement in our Paper/Industrial Converting segment with operating profits up nearly 20 percent and continued solid performance in our Consumer businesses with operating profit up year over year despite tepid growth in packaged food sales.”

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1 North Second Street
Hartsville, S.C. 29550 USA
843/383-7794
www.sonoco.com

Sonoco estimates 2015 base earnings per diluted share to be in the range of $2.63 to $2.73, with a projected midpoint target of $2.68 per diluted share. According to Barry Saunders, vice president and chief financial officer, the Company’s mid-point guidance assumes $.28 per share improvement from the Company’s base operations stemming from a combination of volume growth, a positive price/cost relationship, productivity gains and a reduced share count. In addition, the Company expects to achieve $.10 per share in earnings accretion from the recently completed acquisition of Weidenhammer Packaging Group. Offsetting these improvements is $.21 per share in projected negative items, driven by an estimated $.09 in higher pension expense, along with higher depreciation and other expenses as well as the negative effect of foreign exchange.

“Our 2015 projection indicates Sonoco should have back to back record base earnings for the first time since 2006 and 2007,” Sonoco CEO Sanders said.

Strong Free Cash Flow Forecasted
CFO Saunders said Sonoco is projecting to generate approximately $424 million in cash from operations in 2014 and free cash flow of approximately $110 million after spending $185 million on capital and $129 million on cash dividends to shareholders. (Free cash flow is defined as cash flow from operations minus capital expenditures and cash dividends.)

For 2015, Sonoco is projecting cash from operations of $505 million and free cash flow of $154 million. Saunders pointed out the higher cash from operations is being driven by improved earnings and the add-back of depreciation, both of which are favorably impacted by the addition of Weidenhammer and lower pension contributions. Capital spending is expected to increase to approximately $218 million in 2015 due primarily to higher investments in the Company’s consumer-related businesses. After paying out a projected $134 million in cash dividends to shareholders, free cash flow is expected to be used primarily to reduce debt.

Strategy Focusing Resources on Growing and Optimizing Targeted Businesses
CEO Sanders said Sonoco is investing capital, people and other resources to drive long-term growth in its Consumer Packaging and Protective Solutions segments.

“As we think about priorities going forward, one of the highest is certainly the successful integration of Weidenhammer. In addition, we are focused on expanding our flexible packaging capacity in North America where volume has grown between 4 percent and 6 percent over the past few years and we are very close to finalizing an acquisition of a majority stake in a flexible packaging company in Brazil,” he said. “In addition, we are investing to meet higher composite can demand with new capacity additions in Poland, Malaysia and China in 2014 with further capacity expansion planned for Malaysia and China. Finally, in Protective Solutions we are experiencing strong growth in molded components serving the automotive industry and are working to add new capacity in 2015.”

Sanders also pointed out Sonoco’s i6™ innovation process, which is a systematic approach to drive market-focused organic growth, has been introduced to more than 20 of its largest customers and the Company is working on more than 30 projects to help grow their brands.

In addition to accelerating growth, Sanders said Sonoco is optimizing its portfolio of businesses serving mature, slower growth markets.

“Optimize means to perfect. These businesses remain very important with solid market shares, good contribution margins and strong cash flow. We will continue to invest in these businesses to improve productivity and margins, but not necessarily to expand capacity,” he said.

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Conclusion
Sanders concluded the Company’s outlook and strategy review by saying, “For Sonoco, change is not just inevitable, it is a necessity. It is our unique opportunity to actively look for ways to harness the power of our portfolio, our processes and our people in the service of our mission. Change also creates the fertile environment to optimize businesses through new process, new systems and new ways of controlling costs. If we can change the way we look at things, then the things we look at will change for the better.”

Telephonic Replay
A telephonic replay of the investor conference will be available starting at noon Eastern today, to U.S. callers at 888-286-8010 and international callers at +617-801-6888. The replay passcode for both U.S. and international calls is 85098386. The archived call will be available through December 15, 2014. The webcast will be archived for 90 days on Sonoco’s Investor Relations website along today’s presentations.

About Sonoco:
Founded in 1899, Sonoco is a global provider of a variety of consumer packaging, industrial products, protective packaging, and displays and packaging supply chain services. With annualized combined sales of approximately $5.4 billion, the Company has more than 21,000 employees working in more than 340 operations in 34 countries, serving some of the world’s best known brands in some 85 nations. Sonoco is a proud member of the 2014/2015 Dow Jones Sustainability World Index. For more information on the Company, visit our website at www.sonoco.com.

Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. The words “estimate,” “project,” “intend,” “expect,” “believe,” “consider,” “plan,” “strategy,” “opportunity,” “target,” “anticipate,” “objective,” “goal,” “guidance,” “outlook,” “forecast,” “future,” “re-envision,” “assume,” “will,” “would,” “aspires,” “potential”, or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements include, but are not limited to, statements regarding availability and supply of raw materials and offsetting high raw material costs, improved productivity and cost containment, adequacy of income tax provisions, anticipated income tax rates, refinancing and repayment of debt, realization of synergies resulting from acquisitions, adequacy of cash flows, anticipated amounts and uses of cash flows, effects of acquisitions and dispositions, adequacy of provisions for environmental liabilities, financial strategies and the results expected from them, sales growth, market leadership, growth opportunities, continued payments of dividends, stock repurchases, producing improvements in earnings, improving margins, financial results for future periods, goodwill impairment charges, expected amounts of capital spending, anticipated contributions to benefit plans, and creation of long-term value for shareholders.

Such forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, expectations, beliefs, plans, strategies and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks and uncertainties include, without limitation:

•	availability and pricing of raw materials;

•	success of new product development and introduction;

•	ability to maintain or increase productivity levels and contain or reduce costs;

•	ability to manage the mix of business to take advantage of growing markets while reducing cyclical effects of some of the Company’s existing business on operating results;

•	international, national and local economic and market conditions;

•	availability of credit to us, our customers and/or suppliers in needed amounts and/or on reasonable terms;

•	fluctuations in obligations and earnings of pension and postretirement benefit plans;

•	pricing pressures, demand for products and ability to maintain market share;

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•	continued strength of our paperboard-based tubes and cores, and composite can operations;

•	anticipated results of restructuring activities;

•	resolution of income tax contingencies;

•	ability to successfully integrate newly acquired businesses into the Company’s operations;

•	ability to win new business and/or identify and successfully close suitable acquisitions at the levels needed to meet growth targets;

•	rate of growth in foreign markets;

•	foreign currency, interest rate and commodity price risk and the effectiveness of related hedges;

•	liability for and anticipated costs of environmental remediation actions;

•	accuracy of assumptions underlying projections related to goodwill impairment testing, and accuracy of management’s assessment of goodwill impairment;

•	accuracy of assumptions underlying fair value measurements, accuracy of management’s assessments of fair value and fluctuations in fair value;

•	accuracy in valuation of deferred tax assets;

•	actions of government agencies and changes in laws and regulations affecting the Company;

•	loss of consumer or investor confidence; and

•	economic disruptions resulting from terrorist activities.

The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

Additional information concerning some of the factors that could cause materially different results is included in the Company’s reports on forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission’s public reference facilities and its website, sec.gov, and from the Company’s investor relations department and the Company’s website, sonoco.com.

References to our Website Address
References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this release.

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